Exhibit 99.1

HARTMAN COMMERCIAL PROPERTIES REIT (HCP REIT) CHANGES NAME TO WHITESTONE REIT

New Leadership, New Management, New Direction, and now a New Name

HOUSTON, TX April 3, 2007: Hartman Commercial Properties REIT (HCP REIT), which owns and manages 36 commercial properties in Texas, announced today that its Board of Trustees approved a new name for the company, Whitestone REIT.

The company reported that the name was adopted to reflect the new strategic direction. Since its change in leadership last year, the company has approved a five-year business plan, internalized the property management functions and is positioning itself to achieve a national stock exchange listing to increase investor liquidity.

Chairman and Interim CEO James C. Mastandrea said, “Whitestone REIT reflects the new face of our company and our new strategic direction. It enhances our plan to achieve national recognition by branding our identity as we acquire value-added properties in other markets in addition to expanding our footprint in Houston, Dallas and San Antonio.”

HCP REIT’s strategic plan provides for profitable growth by making investments in attractive commercial properties outside of Texas in cities with exceptional demographics in order to diversify market risk; selling assets that have little or no growth potential; adding value to currently owned properties that have upside potential through capital improvements; and raising additional equity in the capital markets.

ABOUT HCP REIT (HARTMAN COMMERCIAL PROPERTIES REIT)
HCP REIT owns and operates retail, office and office warehouse properties, 33 of which are in the Houston area, two office buildings in Dallas, and a retail plaza in San Antonio. For more information go to http://www.hcpreit.com

Forward-Looking Statement:
This report includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. The information in this news release includes certain forward-looking statements that are based upon assumptions that in the future may prove not to have been accurate and are subject to significant risks and uncertainties, including statements as to the future performance of the company. Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations or any of its forward-looking statements will prove to be correct. Factors that could cause results to differ include, but are not limited to, successful performance of internal plans, product development acceptance, and the impact of competitive services and pricing and general economic risks and uncertainties.

For more information, please contact:

Dick Vaughan
Director of Marketing and Public Relations
713-827-9595
Ext. 3034